EXHIBIT 99.1

news release

                                                                                                            CONTACT:
                                                                                                            Cheryl D. Hodges
                                                                                                            Omnicare, Inc.
                                                                                                            (859) 392-3331

                                                                                                            Melissa Tommaso
                                                                                                            Sun Healthcare Group, Inc.
                                                                                                            (505) 468-4582

Omnicare Completes SunScript Pharmacy Acquisition

COVINGTON, Ky, and IRVINE, Ca, July 15, 2003 - Omnicare, Inc. (NYSE: OCR), a leading provider of pharmaceutical care for the elderly, and Sun Healthcare Group, Inc. (OTC: SUHG.OB), one of the nation's largest providers of long-term, subacute and related specialty healthcare services, today announced that Omnicare has completed the acquisition of the SunScript pharmacy services business from Sun Healthcare.

As announced on June 17, 2003, Omnicare agreed to acquire SunScript for total consideration of up to $90 million in cash, of which $75 million was paid at closing and up to $15 million is payable post-closing, subject to reduction.

As previously announced, Omnicare expects that the SunScript business acquired will generate revenues of approximately $180 million on an annualized basis (excluding revenues from Sun Healthcare facilities that are being turned over to facility landlords as part of Sun Healthcare's previously announced restructuring). Omnicare expects that the transaction will be accretive to its earnings in 2003 and beyond. Omnicare noted that with the economies of scale and cost synergies it expects to achieve, beginning with a modest positive contribution to earnings in the fourth quarter of 2003, the transaction is anticipated to perform in line with other recently completed Omnicare acquisitions.

The SunScript pharmacy services business, based in Albuquerque, New Mexico, provides pharmaceutical products and related consulting services for skilled nursing and assisted living facilities comprised of approximately 43,000 beds located in 19 states (excluding beds in Sun Healthcare facilities that are being divested). SunScript serves these facilities through its network of 31 long-term care pharmacies. SunScript also operates specialty pharmacy businesses for patients suffering from diabetes and chronic respiratory diseases.

"We are pleased to complete the acquisition of SunScript and are looking forward to the integration of our pharmacy organizations," said Joel F. Gemunder, Omnicare's President and Chief Executive Officer. "The combination will create strategic as well as financial benefits as our geographic presence and business mix are enhanced and as we add substantial Omnicare resources to the SunScript pharmacy business, including our broad array of clinical programs, enhancing the services provided to SunScript's client facilities and the residents they serve."

Richard K. Matros, Chairman and Chief Executive Officer of Sun Healthcare, said,

"We are pleased to have reached the successful completion of this transaction, which marks another step forward in our restructuring plan. I am equally pleased that we were able to take these steps with a transaction that will ensure that Sun Healthcare facilities and residents continue to receive high-quality pharmacy services, now backed by Omnicare's national resources and support."

Headquartered in Irvine, California, Sun Healthcare Group, Inc. owns many of the country's leading healthcare providers. Through its wholly owned SunBridge Healthcare Corporation subsidiary and certain affiliated companies, Sun operates more than 157 long-term and post-acute care facilities in 20 states. In addition, the Sun Healthcare Group family of companies provides high quality therapy, home care and other ancillary services for the healthcare industry. For further information about the company, please visit www.sunh.com.

Omnicare, based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities comprising approximately 935,000 beds in 47 states, making it the nation's largest provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers. Omnicare also provides clinical research services for the pharmaceutical and biotechnology industries in 29 countries worldwide. For further information about the company, please visit www.omnicare.com.

Statements in this press release concerning the transaction value of the SunScript acquisition; the expected benefits from the SunScript acquisition, including economies of scale, cost synergies, and its impact on Omnicare's earnings, revenues and market presence; the benefits to SunScript's client facilities and residents served; and expectations concerning Sun Healthcare's use of proceeds from the sale of SunScript, together with other statements that are not historical, are forward-looking statements that are estimates reflecting the best judgment of Omnicare and Sun Healthcare based on currently available information. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of Omnicare and Sun Healthcare, include overall economic, financial and business conditions; trends for the continued growth of the businesses of Omnicare and Sun Healthcare; the ability of Omnicare to integrate the SunScript acquisition; the realization of anticipated revenues, economies of scale, cost synergies and profitability; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the impact and pace of pharmaceutical price increases; delays and further reductions in reimbursement by the government and other payors to customers and to Omnicare and SunScript as a result of pressure on federal and state budgets due to the continuing economic downturn and other factors; the overall financial condition of Omnicare's and SunScript's customers; Omnicare's ability to assess and react to the financial condition of its customers; the impact of seasonal illness trends on the business of Omnicare and SunScript; the ability of vendors and business partners to continue to provide products and services to Omnicare; the continued successful integration of acquired companies, including NCS HealthCare, Inc., and the ability to realize anticipated revenues, economies of scale, cost synergies and profitability; the continued availability of suitable acquisition candidates; pricing and other competitive factors in the industry; increases or decreases in reimbursement; the effect of new government regulations, executive orders and/or legislative initiatives, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; efforts by payors to control costs; the outcome of litigation; the failure of Omnicare or the long-term care facilities it serves to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to Omnicare's contract research organization business for regulatory or other reasons; the ability of clinical research projects to produce revenues in future periods; the ability to attract and retain needed management; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the impact of consolidation in the pharmaceutical and long-term care industries; continued funding of Sun Healthcare by its lenders while Sun Healthcare remains in default under its loan agreements; the ability of Sun Healthcare to complete asset sales on a timely basis to provide liquidity; further consolidation of managed care organizations and other third-party payors; competition in Omnicare's and Sun Healthcare's businesses; potential liability for losses not covered by, or in excess of, insurance; competition for qualified staff in the healthcare industry; Sun Healthcare's ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; Sun Healthcare's ability to complete a restructuring of the company to create a viable entity; volatility in the market for Omnicare's stock and in the financial markets generally; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; access to capital and financing; the demand for Omnicare's products and services; variations in costs or expenses; changes in tax law and regulation; changes in accounting rules and standards; and other risks and uncertainties described in Omnicare's and Sun Healthcare's reports and filings with the Securities and Exchange Commission.

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